BAIN CAPITAL SPECIALTY FINANCE, INC.
SUBSCRIPTION AGREEMENT

 Parties
      The parties to this Subscription Agreement
(the "Agreement", together with subscription agreements executed by the other subscribers to the Company, the "Subscription Agreements") are Bain
Capital Specialty Finance, Inc., a Delaware corporation (the "Company"), and the undersigned subscriber (the "Subscriber"). Capitalized terms not defined herein shall have the meanings ascribed to them in the most recent Private Placement
 Memorandum of the Company, as such document may be amended, amended and restated or supplemented from time to time
(the "Private Placement Memorandum").

 Recitals
   1. The Subscriber wishes to subscribe to the offering described in the Private Placement Memorandum, subject to the terms described or appearing in the Private Placement
Memorandum, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and
 the Company's Bylaws (the "Bylaws" and together with the Certificate of Incorporation, the "Governing Documents") by committing to contribute capital to the Company in an amount up to the Requested Capital Commitment set forth on the signature page hereto, though the Company may, in its sole discretion, decline to accept any or all of such Requested Capital Commitment. The Subscriber represents and warrants to the Company that the Subscriber will not execute or deliver this Agreement unless and until the Subscriber has carefully read and considered the Private
 Placement Memorandum, the Governing Documents and the subscription materials herein, including this Agreement, and fully understands and is in agreement with all the terms and conditions thereof. The Subscriber acknowledges and agrees that it has received full and adequate consideration, on the date that this Agreement (having been properly and fully completed and signed by the Subscriber) has been accepted by the Company (the "Closing Date"), for the entirety of its Capital Commitment and hereby waives any and all defenses of non-consideration as to any capital drawdown occurring after the Closing Date, including any defenses resulting from any insolvency or bankruptcy proceeding of the Company, any material or total decrease
 in value of the Shares or any inability of the Company to actually issue Shares.
   2. The Company desires to accept all or part of the Subscriber's Requested Capital Commitment (the "Capital
Commitment") in an amount set forth by the Company below its signature hereto, which amount may not exceed the Requested
 Capital Commitment, and to admit such Subscriber as a stockholder of the Company, all as more fully described in, and upon the terms and conditions of, this Agreement.
 Agreement
      The Company and the Subscriber hereby agree as follows:

   1.  Representations and Warranties of the Company.  The
ompany hereby represents and warrants to the Subscriber as
 follows:
(a)	The Company is a corporation duly formed, legally
existing and in good standing under the laws of the State of
 Delaware.  BCSF Advisors, LP, the investment adviser to the
Company (the "Advisor"), is a limited liability company duly formed, legally existing and in good standing under the laws of the State of Delaware.
(b)	Copies of the Private Placement Memorandum (as in
 effect as of the date hereof) and the Governing Documents
 have been provided to the Subscriber.    (c)	The Company
has all requisite power and authority to execute and deliver this Agreement, to carry out all of the terms and provisions of this Agreement to be carried out by it, and to conduct its
 business as described in this Agreement, the Private Placement
 Memorandum and the Governing Documents.
(d)	The execution, delivery and performance by the Company
 of this Agreement have been duly authorized by all necessary action on its behalf.  This Agreement has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement of the rights and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(e)	Neither the execution and delivery of this Agreement
by the Company, nor the consummation of any of the transactions contemplated hereby will (i) conflict with, result in a breach of, or constitute a default under, any indenture, mortgage, lease or other agreement to which the Company is a party or by which it or any of its properties may be bound, or (ii) result in a violation of any order, writ, injunction, decree or award of any court or governmental authority to which the Company or any of its properties may be subject.  The execution and delivery by the Company of this Agreement does not require any filing with, or approval or consent of, any governmental authority which has not already been made or obtained, except, if deemed necessary or advisable by the Company, the filings under applicable securities laws.
(f)	The Company has not, either directly or indirectly through any agent, sold or offered shares in the Company ("Shares") to, or solicited offers to buy Shares from, or otherwise approached or negotiated in respect of Shares with, any persons or entities so as to make necessary the registration of the Shares under the
Securities Act of 1933, as amended (the "1933 Act").  The
Company's representations and warranties in this clause (f)
are made in reliance on the representations and warranties of the Subscriber under this Agreement and the other subscribers under the other Subscription Agreements.
(g)	There is no material litigation pending or, to the best
knowledge of the Company, threatened against the Company.
(h)	The Shares of the Company have been duly authorized for
 issuance and, when issued and delivered against payment therefore in accordance with the terms, conditions, requirements and procedures described in the Governing Documents and the Subscription Agreement,
will be validly issued and fully paid and non-assessable.
(i)	The Company confirms that all service and other contractual
arrangements (excluding arrangements specifically contemplated in the Governing Documents or the Subscription Agreements) that involve the payment of any fee or expense by the Company between (i) the Company and (ii) the Advisor or its affiliates, shall be reviewed by the Board of Directors of the Company (the "Board") in accordance with the
 Investment Company Act of 1940, as
amended ("1940 Act") and the rules and regulations promulgated
 thereunder.   2.  Representations and Warranties of the Subscriber.
The Subscriber hereby represents and warrants to the Company as follows:
(a)	The Subscriber is, if applicable, duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to execute and deliver this Agreement and to carry out all of the terms and rovisions of this Agreement.
(b)	The execution and delivery of this Agreement and the performance of this Agreement by the Subscriber have been duly authorized by all necessary corporate or other action on its behalf. This Agreement has been duly executed and delivered on behalf of the Subscriber, and this Agreement constitutes the legal, valid and binding obligation of the
 Subscriber, enforceable against it in accordance with its terms, except to the extent that the enforcement of the rights and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	The Subscriber is, with respect to the Company, an
 "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Subscriber is acquiring the Subscriber's Shares for the Subscriber's own account (or for the account of the trust or plan or other entity referred to in the signature block at the end of this Agreement), for investment and not with a view to any resale or distribution thereof within the meaning of the 1933 Act, in whole or in part. The Subscriber understands that the Shares have not been registered under the 1933 Act or any state securities laws and may not be assigned, sold or otherwise transferred without registration under the 1933 Act or any relevant state securities laws or exemption therefrom; that the Company has no obligation to register any of the Shares under the 1933 Act or state securities laws, or to permit sales pursuant to Regulation A under the 1933 Act. The Shares are an illiquid investment and the Subscriber must therefore bear the economic risk of holding its Shares in the Company for an indefinite period of time. The aggregate amount of the investments of the Subscriber in, and its commitments to, all similar investments, is reasonable in relation to the Subscriber's net worth. The Subscriber has adequate means of providing for all of its current and foreseeable needs and personal contingencies and has no need for liquidity in this investment.
The Subscriber can afford a complete loss of its investment in the
Shares. The Subscriber is not a party to, nor does it have any current intention to enter any into contract, agreement or other obligation pursuant to which it would transfer the Shares.
 No non-U.S., U.S. federal or state authority has made any
finding or determination as to the fairness for investment of the Shares and no non-U.S., U.S. federal or state authority
has recommended or endorsed or will recommend or endorse
this offering.
(d)	The Subscriber is a "qualified purchaser"
 (or a "knowledgeable employee" or an entity owned
 exclusively by "knowledgeable employees") as defined in
Section 2(a)(51) of the 1940 Act and various rules relating
 thereto and promulgated thereunder, except as otherwise
disclosed to the Company below.  The definition of
"qualified purchaser" contained in Section 2(a)(51) of the
1940 Act requires that certain "excepted investment
companies" obtain the consent of their direct and indirect
 beneficial owners in order to qualify as a "qualified purchaser".
  The Subscriber, if it is a corporation, partnership, trust, limited liability company or other form of entity, has
 received all consents required by subparagraph (C) of
Section 2(a)(51) of the 1940 Act and rules and regulations
thereunder in order for the Subscriber to be a "qualified
purchaser".  The Subscriber agrees that the foregoing
representation and warranty shall be true each time it
makes a capital contribution in accordance with this
Agreement.  (See Annex A for the definition of "qualified
purchaser.")
      The Subscriber is not a "qualified purchaser."	0

(e)	The Subscriber or, to the extent designated,
 its "purchaser representative" (as such term is defined in
Rule 501(h) of Regulation D under the 1933 Act) currently has and, unless the Subscriber has a purchaser representative, the
Subscriber had immediately prior to receipt of any
offer regarding the Shares, such knowledge and experience
 in financial and business matters as to be able
to evaluate the merits and risks of an investment
in the Shares.  If the Subscriber has a purchaser
representative, the Subscriber has previously given
the Company notice in writing of such fact, specifying
that such representative will be acting as the
Subscriber's "purchaser representative".
(f)	The Subscriber has received the Private Placement
 Memorandum, the Governing Documents and, not less than 48
 hours prior to signing this Agreement, Part 2 of Form ADV
 (the "Form ADV Part 2") of the Advisor, and has been given
 access to all information regarding the financial condition and the proposed business and operations of the Company
that such Subscriber has requested in order to evaluate its
 investment in the Company.  The Subscriber is aware of,
understands and consents to each of the risks and conflicts
 of interest set forth in the Private Placement Memorandum
 and the risks inherent in an investment in the Shares. During the course of the offering of the Shares and prior to the date hereof, the Company has made available to the Subscriber the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions
of the offering of Shares, and to obtain any additional
information desired by the Subscriber with respect to the
Company. The Subscriber is knowledgeable and experienced in
 evaluating investments and in financial and business
matters and is capable of evaluating the merits and the
risks of investing in the Shares.  The Subscriber has evaluated the risks of investing in the Shares and has determined that the
Shares are a suitable investment for the Subscriber.  In evaluating the suitability of an investment in the Shares, the Subscriber has not relied upon any representations, warranties or other information (whether oral or written), other than as set forth in the Private Placement Memorandum, this Subscription Agreement and the Partnership Agreement, and instead, has relied upon independent investigations made by the Subscriber or representatives of the Subscriber. The Subscriber acknowledges that no such answer or additional information was inconsistent in any material respect with the Private Placement Memorandum, the Governing Documents or the Form ADV Part 2.
The Subscriber acknowledges that, if its requested subscription hereunder is accepted, it will be admitted as a stockholder of the Company.
(g)	The Subscriber hereby consents to the treatment of the
 Company as a "qualified purchaser" for purposes of Section
3(c)(7) of the 1940 Act with respect to any and all possible future investments, whether or not known or contemplated at
this time.  The Subscriber, if it is a corporation, partnership, trust, limited liability company or other form of entity, has received all consents required by subparagraph (C) of Section
 2(a)(51) of the 1940 Act and rules and regulations thereunder in order for the Company to be treated as a "qualified purchaser"
 with respect to any such investment.
(h)	The Subscriber acknowledges and understands that  that the Advisor is exempt from registration with the Commodity Futures Trading
 Commission (the "CFTC") as a "commodity pool operator" with respect to the Company pursuant to no-action relief provided for in CFTC Letter
 No. 12-40 because of the Company's limited trading in commodity interests, and, as a result, the Advisor, unlike a registered commodity pool operator, is not required to deliver a disclosure document (as defined in the CFTC's rules) or a certified
annual report to investors.
(i)	The Subscriber specifically acknowledges and agrees
that the Company intends, for U.S. federal income tax purposes, to be taxed as a corporation.
(j)	In the event that any of the information provided
on the signature pages hereto becomes inaccurate, the
 Subscriber will promptly inform the Company that the
 information has become inaccurate and will accurately
set forth in writing the updated information requested
 on the signature pages hereto.
(k)	If the Subscriber is a United States person
 (as defined in Section 7701(a)(30) of the Internal Revenue
Code of 1986, as amended ("Code")), the Subscriber has
fully and accurately completed and delivered to the
Company United States Internal Revenue Service ("IRS")
Form W-9 (or any successor form thereof), a copy of
which is attached hereto in Annex B.  If the
Subscriber is not a United States person (as defined
 in Section 7701(a)(30) of the Code), the Subscriber
 has fully and accurately completed and delivered
 to the Company the applicable IRS Form W-8 (or
any successor form thereto, respectively), copies
 of which are attached hereto in Annex B. In
addition, the Subscriber will complete and
deliver an applicable Form W-8 or W-9 (or successor form)
upon the expiration of any previously
 submitted Form W-8 or W-9.    The
Subscriber agrees to provide the Company
or the Advisor with such additional information,
documentation, waivers and certifications as the
 Company may request, including (i) any information,
documentation, waivers and certifications to
comply with FATCA, similar (including non-U.S.) laws or
other tax matters and (ii) any information the
Company believes is required to enable it or any
affiliate of the foregoing to comply with or
mitigate any of their respective tax reporting,
tax withholding and/or tax compliance obligations
or which may arise as a result of a change in law or the
interpretation thereof.  "FATCA" means Sections
 1471 through 1474 of the Code and the U.S.
Treasury regulations thereunder, including
any successor provisions, subsequent amendments
 and administrative guidance thereunder, any applicable
intergovernmental agreement ("IGA") and related statutes,
regulations or rules, and any agreement entered into by
or with respect to the
Company (or any of its affiliates) and/or any similar automatic tax information exchange arrangements. The Subscriber agrees that any such information, documentation, waivers and certifications shall be true, correct and complete in all material respects and may be disclosed as necessary or advisable to the IRS,
other taxing authorities and other third parties as appropriate in the judgment of the Company and the Advisor to comply with any such requirements. In the event of any change in the
applicable status of the Subscriber or any change in
circumstances that causes any information, form, certification, waiver or other documentation previously provided by the
Subscriber to be incorrect, obsolete or invalid, the
Subscriber will promptly inform the Company thereof,
and execute and deliver to the Company updated
and valid documentation, forms, waivers or
certifications, as applicable.  The Subscriber
agrees to waive any provision of law of any
 non-U.S. jurisdiction that would, absent a waiver,
 prevent compliance with FATCA by the Company or
any affiliate thereof, including, but not limited to, the
Subscriber's provision of any requested information
 and/or documentation.
(l)	The Subscriber, if a natural person who is not a
United States citizen or resident, has accurately set forth his or her country of residence on the signature pages hereto where indicated. The Subscriber, if a corporation, partnership, trust or other entity not organized under the laws of a state of the
United States or the District of Columbia, has accurately set forth such Subscriber's jurisdiction of organization on the
signature pages hereto where indicated, and is not, and
 will not become (i) a trust any portion of which is treated
 (under subpart E of part I of subchapter J of chapter 1
 of subtitle A of the Code) as owned by a natural person
(e.g., a grantor trust) or (ii) an entity disregarded for
 U.S. federal income tax purposes and owned (or treated as
owned) by a natural person or a trust described in clause
 (i) hereof (e.g., a limited liability company with a single member).
(m)	The Subscriber has fully and accurately completed the "Plan
 Asset Questionnaire" that follows the signature page (the "Plan
Asset Questionnaire").  The Subscriber (i) acknowledges that in view of developments in the law and applicable regulations, or other circumstances, the Company may require additional
information from the Subscriber to comply with or qualify
for an exemption under the requirements of the Employee
 Retirement Income Security Act of 1974, as amended ("ERISA")
or the Code, or to comply with or qualify for an exemption
from any similar law, rule, regulation or other guidance
similar to Section 406 of ERISA or Section 4975 of the
 Code ("Similar Law"), and (ii) agrees to provide additional information reasonably requested by the Company from time to time to determine whether the Company is treated as holding
 plan assets subject to ERISA, the Code, or any Similar Law
and is complying with such laws, if applicable.
The Subscriber acknowledges that the Company will rely
on the information and representations given by the Subscriber, including those set forth herein and in the Plan Asset
 Questionnaire and those that may hereafter be given by the
 Subscriber, in determining whether assets of the Company
 include assets subject to ERISA, the Code, or any Similar Law.
 If the Subscriber has checked "yes" under the caption
"Plan Assets" in the Plan Asset Questionnaire or is
subject to any law similar to Title I of ERISA or
Section 4975 of the Code, the Subscriber represents that:
      (i)       it is either (A) a named fiduciary
(who is not an affiliate of the Company or its sponsors) with authority to cause the Subscriber to invest in, or withdraw from, the Company, or (B) executing this Agreement pursuant to the proper directions of such a named fiduciary;
      (ii)       it is aware of and has taken into consideration
 its fiduciary duties including the diversification requirements of Section 404(a)(1)(C) of ERISA or any Similar Law; and that it understands and agrees that none of the Company, the Advisor or any of their affiliates shall be responsible for compliance by the Subscriber with the provisions of ERISA or any Similar
 Law requiring that investments of the Subscriber be diversified so as to minimize the risk of large losses and it has determined that an investment in the Company provides exposure to assets classes that are appropriate for the Subscriber, taking
into account its fiduciary obligations;
      (iii)       the decision to invest in the Company
was made in accordance with all requirements applicable
to the Subscriber under its governing instruments, ERISA,
 Section 4975 of the Code and any applicable Similar Law,
by fiduciaries independent of the Advisor and the Company,
 which fiduciaries are duly authorized to make such investment decisions and have not relied on any
advice or recommendation of the Advisor and the Company or any of their employees, representatives, partners, members, managers
 or agents;      (iv)       it has concluded that, taking into
account all relevant facts and circumstances (including but not limited to the incentive fee arrangement and any restrictions on withdrawal and/or transfer or other disposition of the interests), its proposed investment in the Company is a prudent one;
      (v)	this subscription and the investment contemplated
hereby are in accordance with all requirements applicable to the Subscriber under its governing instruments, ERISA, the Code, and any Similar Law; and

      (vi)	if the Subscriber is a "governmental plan" or
 "church plan" within the meaning of ERISA or is otherwise in the nature of an employee benefit plan or trust that is not subject to ERISA, none of the assets of the Company will be construed to be assets of the Subscriber by virtue of the Subscriber's investment in the Company, and the Advisor is not a "fiduciary" with respect to any assets of the Subscriber by reason of the Subscriber's investment in the Company.

(n)	The Subscriber hereby acknowledges and agrees that,
for so long as the Company is not deemed to hold "plan assets"
(within the meaning of the Department of Labor's plan asset
regulations, 29 C.F.R. 2510.3-101, as modified by Section
3(42) of ERISA (the "Plan Asset Regulations" and such
assets "Plan Assets")), the Advisor is not a "fiduciary"
(within the meaning of Section 3(21) of ERISA or any
Similar Law) under ERISA or such applicable similar law with respect to any assets of the Subscriber by reason of the
Subscriber's investment in the Company and that the Subscriber has not relied and is not relying on the Advisor to provide, and that the Advisor has not provided, any kind of investment advice with respect to the Subscriber's
purchase or commitment to purchase an interest in the Company.
(o)	The Subscriber acknowledges that the Company is subject
 to certain legal requirements that require the Company to
verify the source of funds paid to the Company by the Subscriber and/or the identity of the Subscriber and persons associated with the Subscriber.  The Subscriber agrees to provide such
information and materials as may from time to time be requested by the
Company for such purposes.
(p)	The Subscriber hereby acknowledges that the Company
 seeks to comply with all applicable laws concerning money
 laundering and related activities.  In furtherance of such
efforts, the Subscriber hereby represents, warrants and agrees that to the best of the Subscriber's knowledge based upon
 reasonable diligence and investigation: (i) no consideration that the Subscriber has contributed or will contribute to the
 Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States
law; (ii) no consideration that the Subscriber has contributed or will contribute to the Company shall cause the Company or the Advisor to be in violation of the United States Bank Secrecy
 Act, the United States Money Laundering Control Act of 1986 or
any other applicable law or regulation related to money laundering or similar activities to which the Company or the Advisor
may from time to time be subject, including without limitation the United States International Money Laundering Abatement
 and Anti-Terrorism Financing Act of 2001 and regulations
 thereunder; and (iii) none of (1) the Subscriber; (2) any
person controlling or controlled by the Subscriber; or (3)
any shareholder, partner or other beneficial owner of
equity interests in the Subscriber (each, a "Beneficial
Owner") appears on the Specially Designated Nationals and
Blocked Persons List of the Office of Foreign Assets Control of
the United States Department of the Treasury ("OFAC"),
or is otherwise a party with which the Company is prohibited to deal under the laws of the
United States.
(q)	The Subscriber further represents and warrants
that the monies used to fund its investment in the Company
are not derived from, invested for the benefit of, or
related in any way to, the governments of, or persons
 within, (i) any jurisdiction under a U.S. embargo enforced
 by OFAC, (ii) that has been designated as a "non-cooperative jurisdiction or territory" by the Financial Action Task Force on Money Laundering, or (iii) that has been designated by
the U.S. Secretary of the Treasury as a "primary money
laundering concern."
(r)	The Subscriber represents and warrants that it
 has implemented, complies with and will comply with
anti-money laundering policies and procedures that
satisfy and will continue to satisfy the requirements of
 applicable anti-money laundering laws and regulations,
 including, if the Subscriber is subject to the
laws of the United States, the International Money
 Laundering Abatement and Anti-Terrorist Financing
Act of 2001, as it may be amended from time to
time.
(s)	The Subscriber represents that in the event
that it is, receives deposits from,
makes payments to or conducts transactions relating
to a non-U.S. banking
institution (a "Non-U.S. Bank") in connection with
Subscriber's investment in
Shares, such Non-U.S. Bank: (i) has a fixed address,
 other than an electronic
address or a post office box, in a country in which it
 is authorized to conduct
banking activities; (ii) employs one or more individuals
on a full-time basis;
(iii) maintains operating records related to its
banking activities; (iv) is subject
to inspection by the banking authority that licensed
it to conduct banking
activities; and (v) does not provide banking
services to any other Non-U.S.
Bank that does not have a physical presence in any
 country and that is not a
registered affiliate.
(t)	The Subscriber further agrees: (i) that the
Subscriber shall promptly notify the
Company if any of these representations cease to be true
and accurate with
respect to the Subscriber; (ii) to provide to the
 Company any additional
information regarding the Subscriber that the Company
 deems necessary or
appropriate to ensure compliance with all applicable laws,
including those
concerning money laundering and similar activities;
 and (iii) that if at any
time it is discovered that any of the foregoing
 representations are incorrect, or
if otherwise required by applicable law or regulation
 related to money
laundering and similar activities, the Company may,
 in its sole discretion, undertake appropriate actions
 to ensure compliance with applicable law or regulation,
 including but not limited to freezing, segregating or
 requiring a Subscriber to withdraw such
Subscriber's Shares.  The Subscriber further understands
that the Company or the Advisor may release confidential
information about the Subscriber and, if applicable,
any underlying beneficial ownership, to proper
authorities if the Advisor, in its sole discretion,
determines that it is in the best interests of the
Company in light of relevant rules and regulations
concerning money laundering, foreign asset transfers and
similar activities or in light of FATCA, or similar laws.
(u)	The Subscriber is not relying on any
 written or oral advice, counsel or representations
of the Company, the Advisor or their respective
affiliates or agents other than in the Private
Placement Memorandum and this Agreement.
The Subscriber has consulted with its own legal,
regulatory, tax, business,
investment, financial and accounting advisers to
the extent it has deemed
necessary, and has made its own investment decisions
based upon its own
judgment and upon any advice from such advisers as
it has deemed necessary
and not upon any view expressed by the Company,
 the Advisor or any of their
respective affiliates or agents.  The Subscriber
is a sophisticated investor and
is purchasing the Shares with a full understanding
of all of the terms,
conditions and risks thereof, and it is capable of
assuming and willing to
assume those risks.
(v)	The Subscriber understands and acknowledges that the
 Subscriber may not
transfer the Shares except in compliance with this Agreement.
 The Subscriber
further understands and acknowledges that any attempted
 transfer of the
Shares not made in accordance with this Agreement
shall be null and void.
Without in any way limiting the generality of
the foregoing, the Subscriber
acknowledges that (i) until 180 days after a
Qualified IPO (as defined in the
Private Placement Memorandum), the Subscriber
may not sell, offer for sale,
exchange, transfer, assign, pledge, hypothecate
or otherwise dispose of (each,
a "Transfer") any of its Shares or its Capital
Commitment unless the Company
and the Advisor provides provide prior written
consent, provided, that the
Company and the Advisor shall not unreasonably
withhold, condition or delay
their consent to any Transfer by the Subscriber to
an affiliate of the
Subscriber; (ii) unless consented to by the Advisor
in its sole discretion, no
purchase of Shares or proposed Transfer of Shares
will be permitted to the
extent that, after giving effect to such purchase
or Transfer, persons that have
represented that they are Benefit Plan Investors
would own 25% or more of
the outstanding Shares of the Company immediately
 after such purchase or
proposed Transfer (such percentage determined
in accordance with the Plan
Assets Regulation); and (iii) Transfers of
Shares may be further restricted as
provided in this Agreement or the Governing Documents.
(w)	If the Subscriber is an individual, the
Subscriber has reached the age of
majority in the state or jurisdiction in which
the Subscriber resides, has
adequate means of providing for the Subscriber's
current needs and personal
contingencies, has no need for liquidity in
 its investment in the Shares, and, at
the present time, could afford a complete loss
 of such investment.
(x)	The Subscriber agrees to provide any
additional information or documents
that the Company reasonably requests.
(y)	The Subscriber agrees that the foregoing
representations and warranties in this
Section 2 and the other representations and
warranties made herein may be
used as a defense in any actions relating to
the Company or the offering of the
Shares, and that it is only on the basis of
such representations and warranties
that the Advisor, on behalf of the Company,
or any placement agent with
respect to the offering of the Shares may be
willing to accept the Subscriber's
subscription for the Shares.
(z)	The Subscriber understands and agrees
that the information,
acknowledgements, representations and warranties
set forth in the AML
Questionnaire and this Agreement (including, without
limitation, all
information provided in Annex C) shall be deemed,
repeated and reaffirmed
as of each date that the Subscriber is required to
 make a contribution of capital
to the Company pursuant to this Agreement, and
 if at any time while the
Subscriber holds Shares in the Company any of such
 information,
acknowledgements, representations and warranties
shall cease to be true, the
Subscriber shall promptly notify the Company.
(aa)	Neither the Subscriber (nor any
Person who would, through the
Subscriber's ownership in the Company, be
 deemed to beneficially own an
interest in the Company) is or has been
subject to, is experiencing or has
experienced (in each case, within the period
of time prescribed by the
applicable disqualifying or disclosable event
 under Rule 506(d) under the
1933 Act) any of the events described in Rule
506(d)(1)(i)-(viii) under the
1933 Act (a "Disqualifying Event").  The
Subscriber shall promptly notify the
Company in writing if the Subscriber or any such
other Person becomes
subject to or experiences a Disqualifying
 Event or becomes the subject of a
formal proceeding that would, if adversely
 determined, constitute a
Disqualifying Event.
   3.  Capital Drawdowns.
(a)	Definitions.  On each Capital Drawdown Date
(as defined below), the
Subscriber shall purchase from the Company, and the Company shall issue to the Subscriber, a number of Shares equal to the Drawdown Share Amount at an aggregate price equal to the Drawdown Purchase Price;
provided, however,
that in no circumstance will a Subscriber be required
to purchase Shares for an
amount in excess of its Unfunded Capital Commitment.
"Drawdown Purchase Price" shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i)
the aggregate amount of
Capital Commitments being drawn down by the Company from all
Subscribers on that Capital Drawdown Date, by (ii)
 a fraction, the numerator
of which is the Unfunded Capital Commitment of the Subscriber and the denominator of which is the aggregate Unfunded Capital
 Commitments of all
Subscribers that are not Defaulting Subscribers
(as defined in Section 4) or
Excluded Subscribers (as defined in Section 3(c)(vi)).
"Drawdown Share Amount" shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Price Per Share.
"Price Per Share" shall mean, for any Capital Drawdown
Date or Catch-Up
Date (as defined below), the Price Per Share determined
by the Company's
Board of Directors (the "Board") in accordance
with the procedures set out in
the Private Placement Memorandum (as those procedures may be changed from time to time in a manner consistent with the
 limitations of the 1940 Act)
as of the last day of the Company's fiscal quarter or such
 other date as
determined by the Board preceding the Capital Drawdown Date.
 The Price
Per Share shall be at least equal to the net asset value per
 Share in accordance
with the limitations under Section 23 of the 1940 Act, and
nothing in this
Agreement shall prohibit the Company from issuing Shares at
a per share
price greater than the net asset value per Share.  The Board may set the Price
Per Share above the net asset value per Share based on a
variety of factors,
including without limitation the total amount of the
Company's organizational
and other expenses.
"Unfunded Capital Commitment" shall mean, with respect
 to a Subscriber, the
amount of such Subscriber's Capital Commitment as of
 any date reduced by
the aggregate amount of contributions made by that
Subscriber at all previous
Capital Drawdown Dates and all Catch-Up Dates
pursuant to Section 3(a) and
Section 3(b), respectively.
(b)	Subsequent Closings.  The Company may enter
into other Subscription
Agreements with other subscribers after the Closing
Date, with any closing
thereunder referred to as a "Subsequent Closing"
and any other subscriber
whose subscription has been accepted at such Subsequent
 Closing referred to
as a "Subsequent Subscriber." Notwithstanding the
provisions of Sections 3(a)
and 3(c), on one or more dates to be determined by the
Company that occur on
or following the Subsequent Closing but no later than
 the next succeeding
Drawdown Date (each, a "Catch-Up Date"), each Subsequent
Subscriber shall
be required to purchase from the Company a number of
Shares with an
aggregate purchase price necessary to ensure that,
upon payment of the
aggregate purchase price for such Shares by the Subsequent
 Subscriber in the
aggregate over all applicable Catch-Up Dates, such
Subsequent Subscriber's
Invested Percentage shall be equal to the Invested
Percentage of all prior
Subscribers (other than any Defaulting Subscribers or
Excluded Subscribers)
(the "Catch-Up Purchase Price").  For the purposes of
this Section 3(b),
"Invested Percentage" means, with respect to a Subscriber,
 the quotient
determined by dividing (i) the aggregate amount of
contributions made by
such Subscriber pursuant to Section 3(a) and this Section 3(b)
 by (ii) such
Subscriber's Capital Commitment.  Upon payment of all
or a portion of the
Catch-Up Purchase Price by the Subscriber on a Catch-Up Date,
 the Company
shall issue to each such Subsequent Subscriber a number of
 Shares determined
by dividing (i) the portion of the Catch-Up Purchase Price
contributed at such
Catch-Up Date by (ii) the Price Per Share as of the Catch-Up
Date.  For the
avoidance of doubt, in the event that a Catch-Up Date
and a Capital
Drawdown Date occur on the same calendar day, the Catch-Up
 Date (and the
application of the provisions of this Section 3(b)) shall
 be deemed to have
occurred immediately prior to the relevant Capital
Drawdown Date.
At each Capital Drawdown Date following any Subsequent
 Closing, all
Subscribers, including Subsequent Subscribers, shall
purchase Shares in
accordance with the provisions of Section 3(a); provided,
 however, that
notwithstanding the foregoing, the definition of Drawdown
 Share Amount and
the provisions of Section 3(c), nothing in this Agreement
 shall prohibit the
Company from issuing Shares to Subsequent Subscribers
at a per share price
greater than the net asset value per Share.
In the event that any Subscriber is permitted by the
Company to make an
additional capital commitment to purchase Shares on
a date after its initial
subscription has been accepted, such Subscriber
will be required to enter into
a separate subscription agreement with the Company
(such separate
agreement may be a short form subscription agreement),
it being understood
and agreed that such separate subscription agreement
will be considered to be
an other subscription agreement for the purposes of
 this Agreement.
(c)	Funding Notices.
      (i)       Subject to Section 3(c)(v), purchases
of Shares will take place on
dates selected by the Company in its sole discretion
(each, a "Capital Drawdown
Date") and shall be made in accordance with the
 provisions of Section 3(a).
      (ii)       The Company shall deliver to the
Subscriber, at least ten (10)
Business Days prior to each Capital Drawdown Date or
Catch-Up Date, a notice
(each, a "Funding Notice") setting forth (i) the Capital
Drawdown Date (or Catch-
Up Date, as applicable), (ii) a description of the proposed
use of proceeds, (iii) the
aggregate number of Shares to be sold to all Subscribers
on such date and the
aggregate purchase price for such Shares, (iv) the applicable
 Drawdown Share
Amount, Drawdown Purchase Price (or Catch-Up Purchase
Price, as applicable)
and Price Per Share and (v) the account to which the
Drawdown Purchase Price or
Catch-Up Purchase Price should be wired.  Notwithstanding
the ten (10) Business
Day notice requirement set forth in the previous
sentence, the Subscriber agrees
that the Funding Notice for the first Capital Drawdown Date
 following the Initial
Closing Date shall require only five (5) Business
Days' notice.
For the purposes of this Agreement, the term
"Business Day" shall have the
meaning ascribed to it in Rule 14d-1(g)(3) under
the Securities Exchange Act of
1934, as amended ("1934 Act").
      (iii)       The delivery of a Funding Notice to
the Subscriber shall be the
sole and exclusive condition to the Subscriber's
obligation to pay the Drawdown
Share Purchase Price or Catch-Up Purchase Price,
as applicable, identified in each
Funding Notice.
      (iv)       On each Capital Drawdown Date or
Catch-Up Date, as applicable,
the Subscriber shall pay the Drawdown Purchase Price
 or Catch-Up Purchase
Price to the Company by bank wire transfer in
immediately available funds in
U.S. dollars to the account specified in the Funding
Notice.
      (v)       Except as provided below, after
 three (3) years following the initial
closing in which the Company accepts the capital
commitment of at least one
investor who is not an affiliate of the Company
or the Advisor (such date, the
"Initial Closing Date" and such period, the
"Commitment Period"), any Unfunded
Capital Commitment (other than any Defaulted
Commitment, as defined in
Section 4) shall automatically be reduced to
zero, except to the extent necessary to
pay amounts due under Funding Notices that
 the Company may thereafter issue
to: (A) pay Company expenses, including management
 fees, any amounts that
may become due under any borrowings or other
 financings or similar obligations
and any other liabilities, contingent or otherwise,
 in each case to the extent they
relate to the Commitment Period, (B) complete
investments in any transactions
for which there are binding written agreements
as of the end of the Commitment
Period (including investments that are funded
in phases), (C) fund follow-on
investments made in existing portfolio companies
that, in the aggregate, do not
exceed 10% of total Capital Commitments, (D)
 fund obligations under any
Company guarantee or indemnity made during the
Commitment Period and/or (E)
fund any Defaulted Commitments.  The Commitment
Period shall terminate
earlier upon a "Qualified IPO" (as defined in
the Private Placement
Memorandum) and any Unfunded Capital Commitment
 (other than any Defaulted
Commitment, as defined in Section 4) shall
 automatically be reduced to zero.
      (vi)       Notwithstanding anything to
the contrary contained in this
Agreement, the Company shall have the right
(a "Limited Exclusion Right") to
exclude any Subscriber (such Subscriber, an
 "Excluded Subscriber") from
purchasing Shares from the Company on any
Capital Drawdown Date if, in the
reasonable discretion of the Company, such
 Subscriber's purchase of Shares at
such time could (i) result in a violation by the
Subscriber, the Advisor or the
Company (or any of their affiliates) of any law,
 order, decree or judgment of any
court or governmental agency applicable to the
Subscriber, the Advisor or the
Company (or any of their affiliates), or any
 investment policy or similar constraint
applicable to the Subscriber, the Advisor or
the Company (or any of their
affiliates), or create a conflict of interest
between a Subscriber (or any of its
affiliates) and the Company, (ii) have a material
 adverse effect on the Company,
or (iii) cause the investments of "Benefit Plan
Investors" (within the meaning of
Section 3(42) of ERISA and certain Department of
Labor regulations) to be
significant and the assets of the Company to be
considered Plan Assets. The
Company, in its sole discretion, may, in lieu of
exercising the Limited Exclusion
Right, reduce the amount of the Capital Commitment
of the Subscriber.
      (vii)       If at any time the Company
determines, after consultation with
the affected Subscriber and counsel to the Company,
 that there is a reasonable
likelihood that the continuing participation in the
Company by such Subscriber
would cause a Material Burden, (i) such Subscriber
 will, upon the written request
of the Company, use commercially reasonable efforts
 to dispose of such
Subscriber's Shares in the Company (or such portion
of its Shares as the
Company shall determine is sufficient to prevent or
 remedy such Material
Burden) to any person at a price per Share equal to
or greater than the net asset
value per Share, in a transaction that complies with
 Section 2(v) (in which case
the Company shall use commercially reasonable efforts
to work with such
Subscriber to facilitate the transaction).
      "Material Burden" shall mean (i) a material
 violation of a statute, rule,
regulation or governmental administrative policy of
a U.S. federal or state or non-
U.S. governmental authority or stock exchange
regulatory organization applicable
to a Subscriber that is reasonably likely to have a
 material adverse effect on a
portfolio company or any affiliate thereof or on the
 Company, any related
investment fund, the Advisor or any of their respective
affiliates or on any
Subscriber or any affiliate of any such Subscriber
or, with respect to a
Stockholder that is an "employee benefit plan"
(as defined in ERISA) that is
subject to ERISA or a "plan" (as defined in Section
4975 of the Code) that is
subject to Section 4975 of the Code (an "ERISA
Stockholder"), on the ERISA
Stockholder, the sponsor of such ERISA Stockholder
or any of such sponsor's
affiliates, (ii) an occurrence, without the Company's
consent, that is reasonably
likely to subject a portfolio company or any affiliate
 thereof or the Company, the
Advisor or any of their respective affiliates or any
Subscriber or any affiliate of
any such Subscriber or, with respect to an ERISA
Stockholder, the ERISA
Stockholder, the sponsor of such ERISA Stockholder or
 any of such sponsor's
affiliates, to any material non-tax regulatory
requirement to which it would not
otherwise be subject, or that is reasonably likely to
 materially increase any such
regulatory requirement beyond what it would otherwise
have been or (iii) an
occurrence that is reasonably likely to constitute or
otherwise result in a non-
exempt "prohibited transaction" under ERISA or Section
 4975 of the Code or a
violation of any Similar Law.
      (viii)       If any Subscriber is excused from
 funding a capital drawdown
pursuant to Sections 3(c)(vi) or 3(c)(vii) above,
the Company is authorized to
issue an additional capital drawdown on the non-excused
 Subscribers sufficient to
make up such shortfall, provided that no Subscriber
 shall ever be required to fund
capital drawdowns in excess of its Unfunded Capital
Commitment.
   4.  Remedies Upon Subscriber Default.
In the event that a Subscriber fails to pay all or
any portion of the purchase price due from
such Subscriber on any Capital Drawdown Date (such
amount, together with the full amount
of such Subscriber's remaining Capital Commitment,
a "Defaulted Commitment") and such
default remains uncured for a period of ten (10)
 Business Days, the Company shall be
permitted to declare such Subscriber to be in default
 of its obligations under this Agreement
(any such Subscriber, a "Defaulting Subscriber")
and shall be permitted to pursue one or any
combination of the following remedies:
      (i)       The Company may prohibit the
Defaulting Subscriber from
purchasing additional Shares on any future Capital
 Drawdown Date;
      (ii)       Twenty-five percent (25%) of the
Shares then held by the
Defaulting Subscriber may be automatically t
ransferred on the books of the
Company, without any further action being required on
the part of the Company
or the Defaulting Subscriber, to the other subscribers
(other than any defaulting
other subscriber), pro rata in accordance with their
respective Capital
Commitments; provided, however, that notwithstanding
anything to the contrary
contained in this Agreement, no Shares shall
be transferred to any other
subscriber pursuant to this Section 4(ii)
in the event that such transfer would
(i) violate the 1933 Act or any state (or other
jurisdiction) securities or "Blue Sky"
laws applicable to the Company or such Transfer,
 (ii) constitute or otherwise
result in a non-exempt "prohibited transaction"
under Section 406 of ERISA or
Section 4975 of the Code or a violation of
any Similar Law or (iii) cause all or
any portion of the assets of the Company to
constitute "plan assets" under ERISA
or Section 4975 of the Code (it being understood that
this proviso shall operate
only to the extent necessary to avoid the occurrence
 of the consequences
contemplated herein and shall not prevent the
 Subscriber from receiving a partial
allocation of its pro rata portion of Shares);
 provided further, that any Shares that
have not been transferred to one or more other
 subscribers pursuant to the
previous proviso shall be allocated among the
 participating other subscribers pro
rata in accordance with their respective Capital
Commitments.  The mechanism
described in this Section 4(ii) is intended
to operate as a liquidated damage
provision, since the damage to other subscribers
 resulting from a default by the
Defaulting Subscriber is both significant and not
 easily susceptible to precise
quantification.  By entry into this Agreement, the
Subscriber agrees to this
transfer and acknowledges that it constitutes a
reasonable liquidated damage
remedy for any default in the Subscriber's obligation
 of the type described;
      (iii)       The Company may pursue any other
remedies against the
Defaulting Subscriber available to the Company,
 subject to applicable law; and
      (iv)       If any Subscriber fails to pay
all or any portion of the purchase
price due on any Capital Drawdown Date, the Company
is authorized to issue an
additional capital drawdown on the non-defaulting or non-delinquent Subscribers to make up such shortfall, provided that no Subscriber shall ever be required to
fund capital drawdowns in excess of its Unfunded
Capital Commitment.
   5.  Dividends; Dividend Reinvestment Plan.  As
 described more fully in the Private
Placement Memorandum, the Company generally intends
to distribute, out of assets legally
available for distribution, substantially all of its
 available earnings, on a quarterly basis, as
determined by the Board in its discretion.  Prior to
 the completion of a listing of the Company's
shares on an exchange (a "Listing"), Subscribers who
"opt in" to the Company's dividend
reinvestment plan will have their cash dividends and
 distributions automatically reinvested in
additional Shares, rather than receiving cash dividends
 and distributions, crediting to each such
Subscriber a number of Shares equal to the quotient
 determined by dividing the cash value of the
dividend payable to such Subscriber by the Price Per Share
as of the last day of the Company's
fiscal quarter or such other date as determined by
 the Board preceding the date such dividend
was declared.  After a Listing, Subscribers who do not
"opt out" of the Company's dividend
reinvestment plan will have their cash dividends and
 distributions automatically reinvested in
additional Shares, rather than receiving cash dividends and
 distributions. Subscribers can elect to
"opt in" or "opt out" of the Company's dividend reinvestment plan in this Agreement. The
Subscriber and the Company agree and acknowledge that any
 dividends received by the
Subscriber or reinvested by the Company on the Subscriber's
 behalf shall have no effect on the
amount of the Subscriber's Unfunded Capital Commitment.
   6.  Credit Facility.  In connection with any
financings, borrowings, indebtedness, or
guarantees of the Company and any of its affiliates that
 are party to a Credit Facility, the
Company shall be authorized to directly or indirectly
collateralize such financings, borrowings,
indebtedness or guaranty, and pledge, mortgage, assign,
 transfer and/or grant security interests
directly or indirectly to the lender of such indebtedness
or guaranty in (i) investments in portfolio
companies and the proceeds thereof and any other assets,
(ii) the Unfunded Capital
Commitments; (iii) the Company's right to initiate
capital calls and collect on the Unfunded
Capital Commitment of any Subscriber hereunder; (iv) the
Capital Commitments  made to the
Company; (v) the Company's rights to enforce the funding
of a Capital Commitment hereunder
and under the Other Subscription Agreements; and (vi) a
 Company collateral account into which
the payment by any Subscriber of its Unfunded Capital
 Commitment is to be made (any
financing, borrowing, indebtedness or guaranty, a "Credit Facility").
 Any such collateral pledge
may be made directly by the Company to the lender of the Credit
Facility or indirectly to such
lender by first pledging such collateral to a subsidiary or
agent of the Company, which subsidiary
or agent then on pledges such rights ultimately to the lender under the Credit Facility.  To the
extent that the Company or any of its subsidiaries has outstanding obligations under a Credit
Facility that relies upon any of the collateral referred to in clauses (ii) through (vi) above, and
with the knowledge that the Credit Facility lender is relying on each of the following agreements
and undertakings of the Subscribers in this Section 6 in connection with the extension of credit to
the Company, each Subscriber shall be obligated to fund any
remaining portion of its Unfunded
Capital Commitment when due pursuant to this Agreement
(whether called by the Company or
directly by the lender under the Credit Facility) without defense, counterclaim or offset of any kind, including any defense
arising under Section 365(c) of
 the U.S. Bankruptcy Code, if applicable, provided that
such agreement to fund shall not act as a waiver by such
 Subscriber of its right to assert independently any
claim that the Subscriber may have against any other
Subscriber or the Company. In the event that, as a result
of any such pledge, mortgage, assignment, transfer or
grant of a security interest, a Subscriber makes a payment
 directly to the Company account as requested by a lender
 under a Credit Facility, such payment shall be
deemed to be a Capital Contribution of such Subscriber to the
Company in all respects.   Each Subscriber hereby (i)
acknowledges that the Company has informed such Subscriber
that the Company may enter into a Credit Facility at any time, including before and after the investment period, and that
 such Credit Facility may include a pledge of collateral referred to in clauses (ii) through (iv) above and, directly or indirectly, grant the related lender the right to initiate capital calls in the name of the Company when an event of default under such Credit
Facility exists, which each Subscriber shall fund, to the
 Company, consistent with the terms hereof and its obligations hereunder; (ii) acknowledges that for so long as the
Credit Facility is in place, except with the prior consent
of the lender, the Company has agreed not to amend, modify,
cancel, terminate, reduce, suspend or waive any of such
 Subscriber's obligations under this
Agreement in a manner that could be materially adverse
to the rights of the lender contemplated
by this paragraph; and (iii) agrees, if requested by the
Company, to provide to the Company: (A)
to the extent publically available, as soon as reasonably
available after the end of such
Subscriber's fiscal year, a copy of such Subscriber's
 annual report, if available, or such
Subscriber's balance sheet as of the end of such fiscal
year and the related statements of
operations for such fiscal year prepared or reviewed by
independent public accountants in
connection with such Subscriber's annual reporting
requirements; (B) from time to time, a
certificate confirming the remaining amount of such
Subscriber's Unfunded Capital
Commitment; and (C) such other consents and documents
as may be reasonably requested by the
Company to acknowledge the same.
   7.  Power of Attorney: Appointment of Company as
Attorney-in-Fact and Agent
(a)	The Subscriber hereby constitutes and appoints
the Company its true and
lawful attorney-in-fact and agent with full power of
substitution and resubstitution for the Subscriber and
in the Subscriber's name, place and stead, in any and
all capacities and to take any and all other actions as are
authorized by the power of attorney contained in this
Agreement.  The power of attorney granted hereby shall
 be deemed an irrevocable special power of attorney,
coupled with an interest, which the Company may exercise
 for the Subscriber by the signature of the Company or by listing the Subscriber as a stockholder executing any instrument with the signature of the Company as attorney-in-fact for the Subscriber.
 This grant of authority shall survive the assignment by the
Subscriber of the whole or any portion of the Subscriber's
Shares, except where the assignment is of all of the Subscriber's
 Shares in the Company and the assignee thereof, with the
consent of the Company, is admitted as a stockholder; provided, however, this power of attorney shall survive the delivery of such
 assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution. The Company, as attorney-in-fact for the Subscriber, may make, execute, sign, acknowledge, swear to, record and file:
      (i)       all certificates and other instruments
 deemed advisable by the
Company in order for the Company to enter into any
borrowing or pledging
arrangement, including any Credit Facility;
      (ii)       all certificates and other instruments
deemed advisable by the
Company to comply with the provisions of this Agreement
and applicable law or
to permit the Company to become or to continue as a
business development
corporation, and
      (iii)       all other instruments or papers not
inconsistent with the terms of
this Agreement which the Company considers advisable.
   8.  Early Termination; Non-Consummation of a Qualified IPO
(a)	Prior to any Qualified IPO that may occur, if the
 Company's Board
determines that there has been a significant adverse change
in the regulatory or tax treatment of the Company or its
stockholders that in its judgment makes it inadvisable for
the Company to continue in its present form, then the Board
will endeavor to restructure or change the form of the Company to preserve (insofar as possible) the overall benefits previously enjoyed by stockholders as a whole or, if the Board determines it appropriate (and subject to any necessary stockholder approvals and applicable requirements of the 1940 Act), (i) cause the
Company to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Company.
(b)	If the Company has not consummated a Qualified IPO
of its common stock within three (3) years following the i
nitial Closing Date, then the Board (subject to any necessary stockholder approvals and applicable requirements of the 1940 Act)
 will use its best efforts to wind down and/or liquidate and dissolve the Company; provided that the term of the Company
 may be extended by the Board for an additional six-month period if (i) the Company has filed an IPO registration statement with the SEC and (ii) the Board reasonably expects such registration statement to be effective within six months of the end of such three-year period.
   9.  No Third-Party Beneficiaries.  Except as provided
 with respect to a lender under a Credit Facility in a
ccordance with Section 6, the provisions of this Agreement
are not intended to be for
the benefit of or enforceable by any third party.
 Without limiting the foregoing, no third party
shall, except as permitted by law and this Agreement,
have any right to (i) enforce or demand
enforcement of a Subscriber's Capital Commitment, obligation to return distributions, or
obligation to make other payments to the Company as set
 forth in this Agreement or (ii) demand
that the Company issue any capital call.
   10.  Subscription and Acceptance.
(a)	The Subscriber hereby agrees (i) to become a
stockholder of the Company and
(ii) to be bound by all the provisions of this Agreement,
as from time to time in effect, the definitive terms of
which supersede the "Summary of Proposed Terms" contained
 in the Private Placement Memorandum, and (iii) to make capital contributions to the Company in an aggregate amount equal to the
Subscriber's Capital Commitment at the times and in the manner set forth in this Agreement and to make all other payments tp the
Company required under this Agreement upon acceptance by the Company.
(b)	Though the Company may decline to accept any
or all of the Requested Capital Commitment, in its sole
discretion, the offer of subscription by the Subscriber
shall be irrevocable upon execution and delivery by electronic submission of this Agreement by the Subscriber.  Such execution and delivery shall not constitute an agreement between the
Company and the Subscriber until this Agreement is accepted by the Company, and then only in the amount of the Capital Commitment.
(c)	Upon its execution hereof, the Company hereby accepts the
 Subscriber's subscription for the Capital Commitment, and hereby agrees to admit the Subscriber as a stockholder of the Company with a capital subscription equal to the Capital Commitment.

11.  Execution of Subscription Agreement.  The Subscriber hereby
(i) confirms the power of attorney granted in this Agreement and (ii) irrevocably makes, constitutes and appoints the Company as such
 Subscriber's true and lawfulattorney-in-fact, in such Subscriber's name, place and stead to execute, sign and file each agreement, certificate and other document contemplated thereby on behalf of such Subscriber and agrees to adhere to and be bound by the terms of this Agreement.
   12.  Survival.  The representations and warranties and covenants set forth in this Agreement shall survive the execution and delivery of this Agreement and the admission of the Subscriber as a
stockholder of the Company.    13.  Confidentiality.  The Subscriber
 acknowledges that it has and will, from time to time, be provided with certain information by or concerning the Company and the
Advisor and their respective investments and returns which is non-public, confidential or proprietary in nature and agrees not to disclose (except with respect to disclosures to potential transferees of the Subscriber's Shares so long as prior to such disclosure the recipient of such information agrees to be bound by the terms of this Section 13 and the Company has
consented to such disclosure), use or enable others to use
the information (including without limitation, in connection with the acquisition or disposition of securities).
Notwithstanding anything herein to the contrary, each
Subscriber (and each employee, representative, or other agent of the Subscriber) may, to the extent necessary to prevent the
 Company and its investments from being described as a
 "confidential transaction" under Treasury Regulations
 Section 1.6011-4(b)(3), disclose the tax
treatment and tax structure of the Company and
its investments and any related tax strategies.
   14.  Rejection of Subscription.  The Subscriber
 acknowledges and confirms that the
Company has full right to accept or reject the
 subscription for the Shares contained in this
Agreement, in whole or in part, if the Company
 determines in its sole discretion that an
investment in the Shares will not be a suitable
investment for the Subscriber.
   15.  Indemnification.  The Subscriber
understands the meaning and legal consequences of the
representations, warranties, acknowledgements,
agreements and information contained in this
Agreement, and unless and except as expressly
prohibited by applicable statute in effect on the
date hereof, hereby agrees to indemnify and
 hold harmless the Company, the Advisor, any sub-
advisor of the Advisor, any affiliate of the
Company or the Advisor and any officer, director,
member, employee, stockholder, partner, agent,
stockholder, controlling person or representative
of the Company, the Advisor or any such affiliate
(each, an "Indemnified Party"), in each case to
the fullest extent permitted by law, against any loss,
liability, claim, damage or expense
whatsoever (including, without limitation, any expense
 reasonably incurred in investigating,
preparing or defending against any litigation commenced
 or threatened or any claim whatsoever)
(any "Loss") arising out of or based upon any false
representation or warranty (including those
contained on the signature page hereto) or any breach
 or failure by the Subscriber to provide any
necessary information or to comply with any covenant or
 agreement made by the Subscriber
herein or in any other document furnished
by the Subscriber to any of the foregoing in
connection with this transaction.  The Company shall have
the authority to enter into agreements
to give effect to the foregoing indemnity.
   16.  Miscellaneous.
(a)	This Agreement may be executed in two or more
 counterparts, each of which
shall be deemed an original, and all such counterparts
shall together constitute
but one and the same instrument.
(b)	The parties:
      (i)       Irrevocably submit to the nonexclusive
jurisdiction of the state
courts of the State of Delaware and The Commonwealth
of Massachusetts and to
the nonexclusive jurisdiction of the United States
District Courts for the Districts
of Delaware and Massachusetts for the purpose of
any suit, action or other
proceeding arising out of or based upon this
 Agreement or the subject matter
hereof or in any way connected to the dealings
of the Subscriber or the Company
in connection with any of the above;
      (ii)       Waive to the extent not prohibited by
 applicable law, and agree not
to assert, by way of motion, as a defense or otherwise,
 in any such proceeding
brought in any of the above-named courts, any claim that
 such party is not subject
personally to the jurisdiction of such court, that such
party's property is exempt or
immune from attachment or execution, that such proceeding
 is brought in an
inconvenient forum, that the venue of such proceeding is
improper, or that this
Agreement or the subject matter hereof, may not be enforced
 in or by such court;
and
      (iii)       Consent to service of process
in any such proceeding in any
manner permitted by the laws of the State of
Delaware or the Commonwealth of
Massachusetts, agree that service of process
by registered or certified mail, return
receipt requested, at the address specified
 pursuant to Section 16(d) of this
Agreement is reasonably calculated to give
actual notice, and waives and agrees
not to assert by way of motion, as a defense
 or otherwise, in any such proceeding
any claim that service of process made in
 accordance with this paragraph does not
constitute good and sufficient service of process.
(c)	TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT
CANNOT BE WAIVED, EACH PARTY WAIVES, AND COVENANTS
THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF,
DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN
ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING
ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER
HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF
THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN
EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING
AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  Either party
may file an original counterpart or a copy of this
Section 16(c) with any court
as written evidence of the consent of the party
to the waiver of their rights to
trial by jury.
(d)	Any notice, demand or other communication
 given to a party under this Agreement shall be
deemed to be given if given in writing (including
telex, telecopy, e-mail, website delivery by the
Company or its agents, or similar transmission)
addressed as provided below (or to the addressee
 at such other address as the addressee shall have
 specified by notice actually received by the addressor),
 and if either (i) actually delivered in fully legible
form to such address (evidenced, in the case of a telex, by
receipt of the correct answerback and, in the case
of delivery by overnight courier, by confirmation of
 delivery from the overnight courier service making
such delivery) or (ii) in the case of a letter, five days
 shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified. If to the Company, to it at
200 Clarendon Street, Boston, MA 02116, Attention: Ranesh Ramanathan.
If to the Subscriber, to him at his address set forth in this Agreement.
(e)	This Agreement shall be binding on the
 executors, administrators, estates, heirs, legal
 representatives, successors and assigns of the parties.
(f)	This Agreement constitutes the entire
agreement among the parties hereto pertaining to
 the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
(g)	This Agreement and the rights of the parties
 hereunder shall be interpreted in accordance
with the laws of the State of Delaware, and all
 rights and remedies shall be governed by such
laws without regard to principles of conflict of laws.
(h)	To the fullest extent permitted by law,
the parties hereby agree that no punitive or
consequential damages shall be awarded in any
suit, action or other proceeding arising out
of or based upon this Agreement or the subject
matter hereof or in any way connected
to the dealings of the Subscriber or the
Company in connection with any of the above.
(i)	The Subscriber hereby consents to the
electronic delivery and/or submission
via e-mail and/or through the use of a secure
internet site of documents relating to the Company
generally (the "Documents"), including, without
limitation, this Agreement, the Private Placement
Memorandum, the Governing Documents, privacy policy and
financial statements.  The Subscriber acknowledges
that the Documents may be attached to an e-mail, or
may be posted on a secure internet site, in one or
 more electronic formats, including Microsoft Word,
Microsoft Excel, PDF
and/or such other format as may be appropriate ("Electronic
 Communication"), and that the Subscriber must therefore use the appropriate computer program to open, view and print them.  The Subscriber understands that Electronic
 Communication presents a risk that delivery and/or submission may be delayed or not completed for various reasons, including, without limitation, system outages, and that there may be certain costs associated with electronic delivery
 and/or submission not otherwise associated with delivery and/or submission in paper form, including, without limitation, online charges and printing costs.  There may be periods from time to time when the internet site is not available for access.
The Subscriber acknowledges and accepts the risk that
even with secure internet sites there is a risk of unauthorized access of such information, transmission delays, errors, data corruption
, or unauthorized access of such information and the internet site is used solely at the Subscriber's own risk.  If the Subscriber does not have the necessary computer programs required to access the Documents delivered electronically via e-mail or posting on a secure internet site, the Subscriber may contact the Company to obtain the required program.  The Subscriber acknowledges that the consent to Electronic Communication provided by the Subscriber pursuant to this Section 16(i) is effective until revoked by the Subscriber. The Subscriber may revoke its consent to Electronic Communication of the Documents at any time by sending written notice of such revocation to the Company at 200 Clarendon Street,
 Boston, MA 02116.
(j)	The Company may disclose information concerning the
 Company or the stockholders to the extent necessary to comply with applicable laws, including ERISA (if applicable), and regulations or policies, including any anti-money laundering or anti-terrorist laws or regulations or policies related thereto.
Each Subscriber hereby agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary to enable the Company and/or the Advisor to comply with applicable laws, including, without limitation, ERISA
(if applicable) and the 1940 Act, and regulations or policies thereunder. The Subscriber consents to disclosure by the Company and its agents of information pertaining to the Subscriber to relevant third parties as the Company or its agents reasonably deem appropriate or necessary in connection with the operations of the Company including, without limitation, (i) to service providers (such as the Advisor, administrator and/or sub-administrator)
, and (ii) to governmental, regulatory, national security, courts, law enforcement or other authorities, and (ii) to banks, financial intermediaries and counterparties, including, without limitation, to third parties anywhere in the world and specifically the United
 States or other countries outside of the jurisdiction in which the information was initially collected by the Company (which may not offer a similar level of protection as that jurisdiction). The
Subscriber hereby agrees to provide the Company, the administrator and/or sub-administrator promptly upon request, all information requested in connection with their anti-money laundering and know-your-customer requirements. Each Subscriber hereby represents and warrants that the Subscriber has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of information concerning the Subscriber, necessary to disclose such information to the Company, and as required for the Company to use and disclose such information in connection with the performance of its obligations hereunder, and that the disclosure of such information does not violate any applicable laws, regulations, by-laws or ordinances. The Subscriber shall fully indemnify the Company and the Company shall have no liability for any action taken or omitted by it in reliance upon the foregoing representation and arranty for claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of information concerning the Subscriber.


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